Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-216770, 333-216769, 333-223708, 333-223717, 333-223714, 333-223706, 333-222322, and 333-214140) of AXA Equitable Life Insurance Company of our report dated March 28, 2019 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 28, 2019